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Exhibit 4.22

SIXTH SUPPLEMENTAL INDENTURE

        This SIXTH SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of December 27, 2011, is among MarkWest Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), MarkWest Energy Finance Corporation, a Delaware corporation ("MarkWest Finance" and, together with the Partnership, the "Issuers"), each of the other parties identified on the signature page hereto (the "Subsidiary Guarantors") and Wells Fargo Bank, National Association, a national banking association, as Trustee.

RECITALS

        WHEREAS, the Issuers, the Subsidiary Guarantors and the Trustee are parties to (i) an Indenture, dated as of November 2, 2010 (as amended and supplemented by the first supplemental indenture, the third supplemental indenture and the fourth supplemental indenture thereto, the "2020 Notes Indenture"), pursuant to which the Issuers have issued $500,000,000 in principal amount of 6 3/4% Senior Notes due 2020 (the "2020 Notes"), (ii) an Indenture, dated as of November 2, 2010 (as amended and supplemented by the second supplemental indenture, the third supplemental indenture and the fourth supplemental indenture thereto, the "2021 Notes Indenture"), pursuant to which the Issuers have issued $500,000,000 in principal amount of 6.5% Senior Notes due 2021 (the "2021 Notes") and (iii) an Indenture, dated as of November 2, 2010 (as amended and supplemented by the fifth supplemental indenture thereto, the "2022 Notes Indenture" and together with the 2020 Notes Indenture and the 2021 Notes Indenture, the "Indentures"), pursuant to which the Issuers have issued $700,000,000 in principal amount of 6.25% Senior Notes due 2022 (the "2022 Notes" and together with the 2020 Notes and the 2021 Notes, the "Notes");

        WHEREAS, Section 10.01(a) of each of the Indentures provides that the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indentures in order to cure any ambiguity, defect or inconsistency, without the consent of the Holders of the Notes;

        WHEREAS, clause (c) of the definition of "Non-Recourse Debt" in Section 2.01 of each Indenture refers to an exception contemplated by clause (o) of the definition of "Permitted Liens" allowing recourse by lenders in certain circumstances to the stock or assets of the Partnership or any of its Restricted Subsidiaries;

        WHEREAS, such clause (o) contemplates no such exception and relates solely to certain Liens incurred in the ordinary course of business of the Partnership or any of its Restricted Subsidiaries, while the preceding clause (n) relates to Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Partnership or any of its Restricted Subsidiaries to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

        WHEREAS, such clause (o) of the definition of "Permitted Liens" is manifestly inconsistent with the reference to it in clause (c) of the definition of "Non-Recourse Debt," such reference being manifestly to, and consistent only with, the preceding clause (n) of the definition of "Permitted Liens"; and

        WHEREAS, all acts and things prescribed by the Indentures, by law and by the Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

        NOW, THEREFORE, to comply with the provisions of the Indentures and in consideration of the above premises, the Issuers, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

        This Supplemental Indenture is supplemental to the Indentures and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indentures for any and all purposes.

        This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Subsidiary Guarantors and the Trustee.

ARTICLE II

        Clause (c) in the definition of "Non-Recourse Debt" in Section 2.01 of each Indenture is hereby amended by substituting the words "clause (n)" for the words "clause (o)" in the final line thereof.

ARTICLE III

        Except as specifically modified herein, the Indentures and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indentures.

        The Trustee accepts the amendments of the Indentures effected by this Supplemental Indenture and agrees to execute the trust created by the Indentures as hereby amended, but on the terms and conditions set forth in the Indentures, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indentures as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers and the Subsidiary Guarantors, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

        THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

        [NEXT PAGE IS SIGNATURE PAGE]

        Sixth Supplemental Indenture

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

MARKWEST ENERGY FINANCE CORPORATION
By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Senior Vice President and Chief Financial Officer
MARKWEST ENERGY PARTNERS, L.P.
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Senior Vice President and Chief Financial Officer
MARKWEST HYDROCARBON, INC.
By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Senior Vice President and Chief Financial Officer
MARKWEST ENERGY GP, L.L.C.
By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Senior Vice President and Chief Financial Officer

        Signature Page to Sixth Supplemental Indenture

MASON PIPELINE LIMITED LIABILITY COMPANY
By:	MarkWest Hydrocarbon, Inc., its Sole Member
By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Senior Vice President and Chief Financial Officer
MARKWEST ENERGY OPERATING COMPANY, L.L.C.
By:	MarkWest Energy Partners, L.P., its Managing Member
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Senior Vice President and Chief Financial Officer

        Signature Page to Sixth Supplemental Indenture

MARKWEST BLACKHAWK, L.L.C.
MARKWEST ENERGY APPALACHIA, L.L.C.
MARKWEST ENERGY EAST TEXAS GAS COMPANY, L.L.C.
MARKWEST GAS MARKETING, L.L.C.
MARKWEST GAS SERVICES, L.L.C.
MARKWEST JAVELINA COMPANY, L.L.C.
MARKWEST JAVELINA PIPELINE COMPANY, L.L.C.
MARKWEST LIBERTY GAS GATHERING, L.L.C.
MARKWEST MARKETING, L.L.C.
MARKWEST MOUNTAINEER PIPELINE COPMANY, L.L.C.
MARKWEST NEW MEXICO, L.L.C.
MARKWEST PINNACLE, L.L.C.
MARKWEST PIPELINE COMPANY, L.L.C.
MARKWEST PNG UTILITY, L.L.C.
MARKWEST POWER TEX, L.L.C.
MARKWEST TEXAS PNG UTILITY, L.L.C.
By:	MarkWest Energy Operating Company, L.L.C., its Sole Member
By:	MarkWest Energy Partners, L.P., its Managing Member
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Sixth Supplemental Indenture

MARKWEST MICHIGAN PIPELINE COMPANY, L.L.C. MARKWEST OKLAHOMA GAS COMPANY, L.L.C.
By:	MarkWest Energy Operating Company, L.L.C., its Managing Member
By:	MarkWest Energy Partners, L.P., its Managing Member
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Senior Vice President and Chief Financial Officer
MATREX, L.L.C.
By:	West Shore Processing Company L.L.C., its Sole Member and Manager
By:	MarkWest Energy Operating Company, L.L.C., its Sole Member and Manager
By:	MarkWest Energy Partners, L.P., its Managing Member
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Sixth Supplemental Indenture

MARKWEST MCALESTER, L.L.C.
By:	MarkWest Oklahoma Gas Company, L.L.C., its Sole Member
By:	MarkWest Energy Operating Company, L.L.C., its Managing Member
By:	MarkWest Energy Partners, L.P., its Managing Member
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Senior Vice President and Chief Financial Officer
MARKWEST RANGER PIPELINE COMPANY, L.L.C
By:	MarkWest Energy Appalachia, L.L.C., its Sole Member
By:	MarkWest Energy Operating Company, L.L.C., its Sole Member
By:	MarkWest Energy Partners, L.P., its Managing Member
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Sixth Supplemental Indenture

WEST SHORE PROCESSING COMPANY L.L.C.
By:	MarkWest Energy Operating Company, L.L.C., its Sole Member and Manager
By:	MarkWest Energy Partners, L.P., its Managing Member
By:	MarkWest Energy GP, L.L.C., its General Partner
By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Sixth Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Patrick Giordano
Name:	Patrick Giordano
Title:	Vice President

Signature Page to Sixth Supplemental Indenture

QuickLinks

  Exhibit 4.22
SIXTH SUPPLEMENTAL INDENTURE
RECITALS
ARTICLE 1
ARTICLE II
ARTICLE III